EXHIBIT A

             To the Expense Limitation Agreement Dated May 1, 2004,
                                     Between
     USAllianz Variable Insurance Products Trust and USAllianz Advisers, LLC


                  EFFECTIVE MAY 1, 2006, THROUGH APRIL 30, 2007

                                                                 EXPENSE
NAME OF FUND                                                    LIMITATION

AZL AIM Basic Value Fund                                             1.20%
AZL AIM International Equity Fund                                    1.45%
AZL Davis NY Venture Fund                                            1.20%
AZL Dreyfus Founders Equity Growth Fund                              1.20%
AZL Dreyfus Premier Small Cap Value Fund                             1.35%
AZL Franklin Small Cap Value Fund                                    1.35%
AZL Jennison 20/20 Focus Fund                                        1.20%
AZL Jennison Growth Fund                                             1.20%
AZL Legg Mason Growth Fund                                           1.30%
AZL Legg Mason Value Fund                                            1.20%
AZL Money Market Fund                                                0.87%
AZL Neuberger Berman Regency Fund                                    1.30%
AZL OCC Renaissance Fund                                             1.30%
AZL OCC Value Fund                                                   1.20%
AZL Oppenheimer Developing Markets Fund                              1.65%
AZL Oppenheimer Emerging Growth Fund                                 1.35%
AZL Oppenheimer Emerging Technologies Fund                           1.35%
AZL Oppenheimer Global Fund                                          1.39%*
AZL Oppenheimer International Growth Fund                            1.45%
AZL Oppenheimer Main Street Fund                                     1.20%
AZL PIMCO Fundamental IndexPLUS Total Return Fund                    1.20%
AZL Salomon Brothers Large Cap Growth Fund                           1.20%
AZL Salomon Brothers Small Cap Growth Fund                           1.35%
AZL Van Kampen Aggressive Growth Fund                                1.30%
AZL Van Kampen Comstock Fund                                         1.20%
AZL Van Kampen Emerging Growth Fund                                  1.20%
AZL Van Kampen Equity and Income Fund                                1.20%
AZL Van Kampen Global Franchise Fund                                 1.39%*
AZL Van Kampen Global Real Estate Fund                               1.35%
AZL Van Kampen Growth and Income Fund                                1.20%
AZL Van Kampen Mid Cap Growth Fund                                   1.30%



_____________________

* Effective January 1, 2006, through April 30, 2007




ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST


By:      /s/ Jeffrey Kletti

         Jeffrey Kletti, President


ALLIANZ LIFE ADVISERS, LLC


By:      /s/ Brian Muench

         Brian Muench, Vice President